Exhibit 10.1

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (this “Agreement”), is made and entered into as of October 22, 2024, by and among (i) Inception Growth Acquisition Limited, a Delaware corporation (together with its successors, including after giving effect to the Merger (as defined below), the “Company”), (ii) IGTA Merger Sub Limited, a British Virgin Islands company (together with its successors, including after giving effect to the Redomestication Merger (as defined below), “PubCo”), and (iii) Soul Venture Partners LLC (the “Sponsor”). The Company, PubCo and the Sponsor are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used and not otherwise defined herein shall have the meanings given to those terms in the Notes (as hereinafter defined).

WHEREAS, the Sponsor has provided certain loans to the Company (the “Post-IPO Loans”) in accordance with the terms of the prospectus in connection with the Company’s initial public offering and the Company’s organizational documents for expenses incurred by the Company and/or PubCo and advanced by the Sponsor in connection with the extension of time allowed for the Company’s business combination, the transactions contemplated by this Agreement or otherwise incurred prior to the date hereof in furtherance of the Company’s efforts to seek its initial business combination (including legal and accounting fees), and a portion of the Post-IPO Loans are evidenced by certain promissory notes issued by the Company to the Sponsor with an issue date and having an initial principal amount as listed on Schedule 1 (collectively, the “Notes”);

WHEREAS, a monthly fee of $10,000 is payable to the Sponsor for general and administrative services provided to the Company during the period from the Company’s initial public offering to the Closing (as defined below) (the “Administrative Fee”, collectively with the Post-IPO Loans, including the balances under the Notes, the “Sponsor Loans”);

WHEREAS, the Company has entered into a Business Combination Agreement, dated as of September 12, 2023 and as amended by an Amendment No.1 dated June 20, 2024 (as amended, the “BCA”) with PubCo, AgileAlgo Holdings Ltd., a British Virgin Islands company (“AgileAlgo”), and certain shareholders of AgileAlgo, pursuant to which, among other things, (i) the Company will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) substantially concurrently with the Redomestication Merger, the shareholders of AgileAlgo will exchange all of their ordinary shares of AgileAlgo for certain ordinary shares of PubCo (such exchange, the “Share Exchange”, and together with the Redomestication Merger and the other transactions contemplated by the BCA, the “BCA Transactions”); and

WHEREAS, the Parties have agreed that upon the consummation of the BCA Transactions (the “Closing”), the Sponsor Loans shall automatically convert into an aggregate of 240,000 ordinary shares, par value $0.0001 per share, of PubCo (“PubCo Ordinary Shares”), and upon which the Notes will thereupon be terminated and shall be of no further force and effect.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties hereinafter set forth, the Parties intending to be legally bound hereto hereby agree as follows:

1. Conversion of Sponsor Loans. The Sponsor hereby agrees, upon the terms and subject to the conditions set forth herein, that, upon the Closing, all of the obligations owed as of the Closing, including principal and accrued interest thereunder (the “Converted Obligations”), with respect to all Sponsor Loans shall automatically convert (the “Conversion”) into an aggregate of 240,000 PubCo Ordinary shares (such shares, the “Conversion Shares”). The Conversion Shares will not be registered and will be issued in a private placement between PubCo and the Sponsor. Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Conversion, and the Sponsor who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that otherwise would be received by the Sponsor pursuant to this Agreement) shall instead have the number of PubCo Ordinary Shares issued to the Sponsor rounded down in the aggregate to the nearest whole share. The Sponsor shall (i) deliver the Notes to the Company for cancellation and (ii) execute and deliver to the Company any and all additional documents reasonably required by the Company, PubCo or their respective counsels as shall be required for the issuance of the PubCo Ordinary Shares to the Sponsor in connection with the Conversion. Upon the Conversion, PubCo shall reflect such issuance of the PubCo Ordinary Shares in its books and records. The Parties hereby further acknowledge and agree that the Conversion shall fully satisfy all of the Company’s obligations to the Sponsor under the Sponsor Loans and that, immediately upon the consummation of the Conversion, the Sponsor Loans and all obligations set forth therein and herein shall be deemed satisfied and repaid in full and the Sponsor Loans and all such obligations shall be terminated and cancelled in their entirety.

2. Registration Rights.

The provisions of this Section 2 shall be subject to the terms of the Registration Rights Agreement dated as of October 1, 2024 by and among YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), the Company and PubCo (the “Registration Rights Agreement”) and that certain Standby Equity Purchase Agreement dated as of October 1, 2024, by and among the foregoing parties (the “SEPA” and together with the Registration Rights Agreement, the “Yorkville Agreements”).

(a) PubCo shall use its reasonable best efforts to include the Conversion Shares in the Registration Statement contemplated by Section 2(b) of the Registration Rights Agreement, as contemplated by Section 10(b) of the Registration Rights Agreement and Schedule 7.24, Part B, of those certain disclosure schedules to the Yorkville Agreements. In the event that any such Conversion Shares are unable to be included in the Registration Statement contemplated by Section 2(b) of the Registration Rights Agreement (the “Remaining Conversion Shares”), PubCo shall use its commercially reasonable efforts to include such Remaining Conversion Shares in a registration statement as provided in Section 2(c) and/or Section 2(e) of the Registration Rights Agreement; provided, however, if the events contemplated by Section 2(e) of the Registration Rights Agreement apply, the parties hereto agree to the provisions set forth in such section for any and all Conversion Shares.

(b) If at any time on or after completion of the BCA Transactions, there is not an effective Registration Statement covering all of the Conversion Shares, and the Registration Rights Agreement has been terminated in accordance with the terms thereof, and PubCo proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the PubCo for its own account or for shareholders of the PubCo for their account (or by the PubCo and by shareholders of the PubCo), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the PubCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the PubCo or (iv) for a dividend reinvestment plan, then the PubCo shall (x) give written notice of such proposed filing to the holders of the Conversion Shares as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Remaining Conversion Shares in such notice the opportunity to register the sale of such number of shares of Remaining Conversion Shares as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The PubCo shall use commercially reasonable efforts to cause such Remaining Conversion Shares to be included in such registration and to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Conversion Shares requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the PubCo and to permit the sale or other disposition of such Conversion Shares in accordance with the intended method(s) of distribution thereof. All holders of Conversion Shares proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration. Notwithstanding anything to the contrary contained in this Section 2, Conversion Shares shall not be deemed Registrable Securities as such term is defined in the Registration Rights Agreement, which are shares of YA. Notwithstanding anything to the contrary contained in this Section 2, PubCo shall not be required to register any Conversion Shares or Remaining Conversion Shares that have been sold, or may permanently be sold, without any restrictions pursuant to Rule 144 promulgated under the Securities Act, as amended, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

(e) From and after the Closing, PubCo agrees to indemnify and hold the Sponsor, each person or entity, if any, who controls the Sponsor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Sponsor within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which the Sponsor effects or executes the resale of any Conversion Shares (collectively, the “Sponsor Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Sponsor Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Conversion Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are (A) caused by or contained in any information or affidavit so furnished in writing to PubCo by the Sponsor for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 under the Securities Act) that was not authorized in writing by PubCo, or (D) in connection with any offers or sales effected by or on behalf of the Sponsor in violation of this Agreement. Notwithstanding the forgoing, PubCo’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of PubCo (which consent shall not be unreasonably withheld, delayed or conditioned).

(f) From and after the Closing, the Sponsor agrees to, severally and not jointly with any other Sponsor or selling shareholders using the Registration Statement, indemnify and hold PubCo, and the officers, employees, directors, partners, members, attorneys and agents of PubCo, each person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of PubCo within the meaning of Rule 405 under the Securities Act (collectively, the “PubCo Indemnified Parties”) harmless against any and all Losses incurred by the PubCo Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Conversion Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to PubCo by the Sponsor expressly for use therein. In no event shall the liability of the Sponsor under this Section 2(e) be greater in amount than the dollar amount of the net proceeds received by the Sponsor upon the sale of the Conversion Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Sponsor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Sponsor (which consent shall not be unreasonably withheld, delayed or conditioned).

3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Company and PubCo as follows:

(a) Organization and Good Standing. The Sponsor is an entity duly formed or incorporated, validly existing and in good standing under the laws of the state of Delaware. The Sponsor has the requisite corporate or other organizational power and authority necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted.

(b) Title to Notes. The Sponsor is the sole owner of the applicable Notes held by the Sponsor, and shall be, at the time of the Conversion, the sole owner of the Notes, free and clear of all liens, charges, security interests, assessments, encumbrances, claims and restrictions of any kind, including any liability to or claims of any creditor of the Sponsor. The Sponsor has not transferred or pledged any interest in the applicable Notes to any person, and the Sponsor has not granted any rights to purchase the applicable Notes to any other person.

(c) Authorization. The Sponsor has the unrestricted right, power and authority to enter into this Agreement, to consummate the transactions hereunder and to perform its obligations hereunder. No consent, approval or authorization of or notice to any third party is necessary in connection with the performance by the Sponsor of its obligations under this Agreement, and such action does not and will not violate any agreement to which the Sponsor is a party or by which the Sponsor is otherwise bound. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legally valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. If the Sponsor is an individual, the Sponsor has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereunder.

(d) Access to Information;. The Sponsor acknowledges and agrees that it has received such information as it deems necessary in order to make an investment decision with respect to the Conversion and its investment in the Conversion Shares and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Sponsor’s investment in the Conversion Shares. The Sponsor represents and agrees that it and its professional advisor(s), if any, have had the full opportunity to ask the Company’s and PubCo’s management questions, receive such answers and obtain such information as the Sponsor has deemed necessary to make an investment decision with respect to the Conversion Shares. The Sponsor has conducted its own investigation of the Company, PubCo and the Conversion Shares and the Sponsor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Conversion Shares. The Sponsor is entering into this Agreement and the transactions contemplated hereby relying entirely upon such independent evaluation and analysis and without reliance upon any oral or written representations of any kind or nature by the Company or PubCo or their respective directors, officers, employees or agents, except for the express representations and warranties contained in this Agreement. The Sponsor acknowledges that, in make its decision to engage in the Conversion and invest in the Conversion Shares, the Sponsor is not relying upon any projections included in any of PubCo’s filings with the SEC. The Sponsor is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of PubCo, dated as of December 8, 2021 and filed with the SEC on December 9, 2021 (File No. 333-257426) (the “IPO Prospectus”); (ii) each filing made by PubCo with the SEC following the filing of the IPO Prospectus through the date of this Agreement, including the preliminary proxy statement of PubCo included in the Registration Statement on Form S-4 (Registration No. 333-276929) initially filed by PubCo with the SEC on February 7, 2024 with respect to a special meeting of the Company’s stockholders seeking the approval for the BCA Transaction and related matters; and (iii) the BCA, a copy of which has been filed by PubCo with the SEC. The Sponsor understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall no longer apply following the Closing.

(e) Investment Representations.

(i) The Sponsor will be acquiring the Conversion Shares for its own account, not as a nominee or agent. The Sponsor will not sell, assign or transfer any Conversion Shares at any time in violation of the Securities Act or applicable state securities laws or the terms of this Agreement. The Sponsor acknowledges that the Conversion Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Sponsor understands that the Conversion Shares will (A) not have been (and upon their sale will not be) registered under the Securities Act or any state securities laws, (B) have been offered and be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, and (C) be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings. Pursuant to the foregoing, the Sponsor acknowledges that until such time as the resale of the Conversion Shares have been registered under the Securities Act or may otherwise may be sold pursuant to an exemption from registration, any certificates representing any Conversion Shares acquired by the Sponsor shall bear a customary restrictive legend (and a stop-transfer order may be placed against transfer of any certificates or book-entry notations evidencing such Conversion Shares) reflecting such limitations in form and substance reasonably acceptable to PubCo.

(ii) The Sponsor has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Sponsor’s interest in connection with the acquisition of the Conversion Shares. The Sponsor understands that the acquisition of the Conversion Shares is a speculative investment and involves substantial risks and that the Sponsor could lose its entire investment. Further, the Sponsor has (A) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (B) carefully considered and understands all of the risks related to the BCA Transactions, PubCo, the Company, the Conversion Shares and this Agreement. The Sponsor has the ability to bear the economic risks of the Sponsor’s investment in PubCo, including a complete loss of the investment, and the Sponsor has no need for liquidity in such investment.

(iii) The Sponsor acknowledges that it has been advised that: (A) the Conversion Shares have not been approved or disapproved by the SEC or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by PubCo or the Company, and any representation to the contrary is a criminal offense; (B) in making an investment decision, the Sponsor must rely on its own examination of PubCo, the Company, the BCA Transaction, the Conversion and the Conversion Shares, including the merits and risks involved, and the Conversion Shares have not been recommended by any federal or state securities commission or regulatory authority, and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense); (C) the Conversion Shares will be “restricted securities” within the meaning of Rule 144, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. The Sponsor is aware of the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Conversion Shares and that PubCo is an issuer subject to Rule 144(i) under the Securities Act.

(iv) The Sponsor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and the Sponsor has executed the Investor Questionnaire attached hereto as Exhibit A (the “Investor Questionnaire”) and shall provide to PubCo and the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Closing. As of the date of this Agreement, the Sponsor and its affiliates do not have, and during the thirty (30) day period prior to the date of this Agreement, the Sponsor and its affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of the Exchange Act or short sale positions with respect to the securities of PubCo. In addition, the Sponsor shall comply with all applicable provisions of Regulation M promulgated under the Securities Act. The Sponsor has not been formed for the specific purpose of acquiring the Conversion Shares unless each beneficial owner of the Sponsor is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(v) Neither the Sponsor nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Sponsor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Sponsor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Conversion Shares by the Sponsor will not subject PubCo or the Company to any Disqualification Event.

(f) Sanctions Laws. Neither the Sponsor nor any of its directors, managers, officers or owners are the subject of any U.S. Sanctions Laws, including any laws, regulations, executive orders, or other restrictions or prohibitions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Neither the Sponsor nor any of its directors, managers, officers or owners are: (A) designated on any list of restricted parties maintained by the U.S. Government, including OFAC’s Specially Designated Nationals and Blocked Persons List, the list of Foreign Sanctions Evaders, or the Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s Denied Persons List or Entity List, or the U.S. Department of State’s Debarred List; or (B) located, organized, resident, or doing business in any country or territory that is, or whose government is, the subject of comprehensive territorial U.S. Sanctions Laws.

(g) Reliance; No Misstatements. The Sponsor understands and confirms that PubCo and the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement. All representations and warranties provided to PubCo or the Company furnished by or on behalf of the Sponsor, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Sponsor agrees to notify PubCo and the Company immediately upon the occurrence of any event that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein. The Sponsor agrees that the Conversion and the issuance of the Conversion Shares by PubCo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Sponsor as of the time of such Conversion.

4. Representations and Warranties of the Company and PubCo. Each of the Company and PubCo represents and warrants to the Sponsor as follows:

(a) Organization and Good Standing. Each such Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is so formed or incorporated. Each such Party has the requisite corporate power and authority necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted.

(b) Authorization. Each such Party has the corporate power and authority to enter into this Agreement, to consummate the transactions hereunder and to perform its obligations hereunder. No consent, approval or authorization of or notice to any third party is necessary in connection with the performance by such Party of its obligations under this Agreement, and such action does not and will not in any material respect violate any agreement to which such Party is a party or by which it is otherwise bound. This Agreement has been duly and validly executed and delivered by each such Party and constitutes a legally valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c) Issuance of Conversion Shares. Solely PubCo (and not the Company) represents and warrants to the Sponsor that, subject to the accuracy of the Sponsor’ representations and warranties in Section 3 above: (i) the Conversion Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free of any liens (other than those imposed by PubCo’s organizational documents, applicable securities laws or any Lock-Up Agreements to which the Sponsor may have entered into in connection with the Closing (a “Lock-Up Agreement”); (ii) it is not necessary to register the Conversion Shares under the Securities Act in connection with the offer, sale and issue of the Conversion Shares in the manner contemplated by this Agreement; and (iii) the Conversion Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

5. Trust Account Waiver. The Sponsor understands that, as described in the IPO Prospectus, the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with such initial public offering (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that the Company may disburse monies from the Trust Account only in the circumstances described in the IPO Prospectus. For and in consideration of the Company and PubCo entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sponsor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Sponsor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to Public Stockholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, with respect to any claims arising out of, resulting from, based upon, in connection with or relating to this Agreement or the transactions contemplated hereby, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Sponsor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Sponsor or any of its affiliates may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account or Public Distributions for any Released Claims. The Sponsor acknowledges and agrees that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and PubCo and their affiliates to induce the Company and PubCo to enter in this Agreement, and the Sponsor further intends and understands such waiver to be valid, binding and enforceable against the Sponsor and each of its affiliates under applicable law. For the avoidance of doubt, this Section 5 shall not affect any rights of the Sponsor or its affiliates to receive distributions from the Trust Account in their capacities as Public Stockholders upon the redemption of their shares or the liquidation of the Company pursuant to the terms of the Trust Account.

6. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the Parties shall not have any rights or obligations hereunder.

(b) Survival. All of the agreements, representations and warranties made by each Party hereto in this Agreement shall survive the Conversion and the consummation of the other transactions contemplated hereby.

(c) Fees and Expenses. Each Party will be responsible for each such Party’s own legal and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including the Conversion.

(d) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(e) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to PubCo at or after the Closing:

Prodigy, Inc.

5008 Ang Mo Kio Avenue 5, #04-09

Techplace II, Singapore 569874

Attn: Tony Tay; Francis Lee

Telephone No.: +65 96808483

Email: tony.tay@agilealgo.com.sg;

francis.lee@agilealgo.com.sg

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Fl.
New York, New York 10105
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
E-mail: bigrossman@egsllp.com;

mgray@egsllp.com

If to PubCo prior to the Closing or to the Company at any time:

Inception Growth Acquisition Limited

875 Washington Street

New York, NY 10014

Attn: Cheuk Hang Chow, CEO

Telephone No.: (315) 636-6638

Email: cheukhangchow@inceptiongrowth1.com

with a copy (which shall not constitute notice) to: Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place 3 Central, Hong Kong Attn: Lawrence Venick Email: lvenick@loeb.com
If to the Sponsor:
Soul Venture Partners LLC 875 Washington Street, New York, NY 10014 Attn: Cheuk Hang Chow

(f) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(g) Assignment; Successors and Assigns; No Third-Party Beneficiaries. Neither this Agreement nor any rights or obligations that may accrue to the Sponsor hereunder (other than the Conversion Shares acquired hereunder, if any, subject to applicable securities laws and any Lock-Up Agreement) may be transferred or assigned by the Sponsor without the prior written consent of the Company and PubCo, and any purported transfer or assignment without such consent shall be null and void ab initio. This Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except for the rights of the Sponsor Indemnified Parties and the PubCo Indemnified Parties set forth in Sections 2(d) and 2(e), respectively, this Agreement shall not confer any rights or remedies upon any person other than the Parties hereto, and their respective successor and assigns.

(h) Amendment; Waiver. This Agreement may not be amended, modified or terminated except by an instrument in writing signed by each of the Parties hereto. This Agreement may not be waived except by an instrument in writing signed by the Party against whom enforcement of waiver is sought. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(i) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Governing Law; Jurisdiction; Jury Trial Waiver. This Agreement, and all actions or matters based hereon, or arising out of, under or in connection herewith, or any transaction contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any federal court within State of Delaware), and any appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(e). Nothing in this Section 6(j) shall affect the right of any party to serve legal process in any other manner permitted by law. Each Party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Agreement or the transactions contemplated hereby.

(k) Specific Performance. The Parties hereto acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and that monetary damages may not be an adequate remedy for such breach and the non-breaching Party shall be entitled to seek injunctive relief, in addition to any other remedy that such Party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

(l) Public Disclosure. The Sponsor hereby consents to the publication and disclosure in any press release issued by the Company or PubCo or Current Report on Form 8-K filed by the Company or PubCo with the SEC in connection with the execution and delivery of this Agreement and the filing of any related documentation by PubCo with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or PubCo to any governmental authority or to security holders of the Company or PubCo) of the Sponsor’s identity and beneficial ownership of Conversion Shares and PubCo Ordinary Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or PubCo, a copy of this Agreement or the form hereof.

(m) [Deleted]

(n) Interpretation. The headings, titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. As used in this Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(o) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

{remainder of page intentionally left blank; signature page follows}

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

The Company:

INCEPTION GROWTH ACQUISITION LIMITED

By	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Chief Executive Officer

PubCo:

IGTA MERGER SUB LIMITED

By	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Director

The Sponsor:

SOUL VENTURE PARTNERS LLC

By	/s/ Cheuk Hang Chow
Name:	Cheuk Hang Chow
Title:	Manager

{Signature Page to Loan Conversion Agreement}

SCHEDULE 1

List of Notes

Date of Issuance	Principal Amount
November 17, 2023	$200,000
January 24, 2024	$420,000
March 12, 2024	$400,000
April 26, 2024	$100,000
September 30, 2024	$420,000

EXHIBIT A

ACCREDITED INVESTOR OFFEREE QUESTIONNAIRE

The purpose of this Statement is to obtain information relating to whether or not you are an accredited investor as defined in Securities and Exchange Regulation D as well as your knowledge and experience in financial and business matters and to your ability to bear the economic risks of an investment in the Company.

As used in Regulation D, the following terms shall have the meaning indicated:

a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the person’s primary residence, but including any excess liability between the value of the residence and the amount of any obligation(s) thereon;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

1.	Name, Home Address and Telephone Number:

________________________________________________________________________

Name

________________________________________________________________________

Address

Telephone (_____) ______________________________

2.	Residence

(a)	If an individual, what is your principal place of residence?

__________________________________________________________________

(b)	If not an individual:
(1)	Where is your principal place of business?

____________________________________________________________

(2)	Where are your executive headquarters?

____________________________________________________________

(3)	If a partnership, in which states(s) does (do) each of your partners reside?

____________________________________________________________

(4)	If a corporation, what is your state of incorporation?

____________________________________________________________

(5)	If a trust, in which state(s) does (do) each of the beneficiaries reside?

____________________________________________________________

3.	Business or occupation (including title):

________________________________________________________________________

4.	Educational background (level, degrees completed):

________________________________________________________________________

5.	Net Worth, Partners’ Capital or Total Assets (check one):

_____ $5,000,000 or more

_____ $1,000,000-$5,000,000

_____ Less than $1,000,000

6.	For individual or married persons only - Gross income for each of the last 2 years (check one):

_____ $300,000 or more

_____ $200,000 - $300,000

_____ Less than $200,000

Is this income amount combined with that of your spouse? Yes _____

No _____

Do you expect to reach the same level of income in the current year?

Yes ______

No _____

7.	In connection with my investment activities, I utilize the services of the following attorney, accountant or other advisor to assist me in analyzing investment opportunities:

Name of advisor: ______________________________________

Position or occupation: _________________________________________________

Business address: _____________________________________________________

8.	Personal data:

Age: _______________________

Marital Status: _______________

Number of dependents: ________

9.	I am an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D. _______________ (Initials)

10.	I have adequate means of providing my current needs, and possible personal contingencies, and have no need for liquidity in an investment in the Company. _______________ (Initials)

11.	I, together with my advisors, have specific knowledge and experience in related financial and business matters so as to be capable of evaluating the relative economic and operational merits and risks of an investment in the stock. _______________ (Initials)

12.	I hereby certify that I have answered the foregoing questions to the best of my knowledge and that my answers hereto are complete and accurate. _______________ (Initials)

_______________________________

Name (Please Print)

Signature	Date